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                        [SULLIVAN & CROMWELL LETTERHEAD]


                                                                     Exhibit 8.1


                                                                   June 13, 2001




UBS Preferred Funding Trust II,
   c/o The Corporation Trust Company,
        1209 Orange Street,
            Wilmington, Delaware 19801.

UBS Preferred Funding Trust III,
   c/o The Corporation Trust Company,
        1209 Orange Street,
            Wilmington, Delaware 19801.


Ladies and Gentlemen:

                  We have acted as United States tax counsel to UBS Preferred Funding Trust II and UBS Preferred Funding Trust III in connection with the Registration Statement on Form F-3 of UBS Preferred Funding Trust II and UBS Preferred Funding Trust III filed with the Securities and Exchange Commission on June 7, 2001 (the "Registration Statement"). We hereby confirm to you that, in our opinion, the statements set forth under the heading "Certain U.S. Tax Considerations" in each Prospectus which forms a part of the Registration Statement are accurate in all material respects to the extent that they represent conclusions of United States federal income tax law, subject to the limitations set forth therein.

                  We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                    Very truly yours,


                                                    /s/  Sullivan & Cromwell